Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

RAE Systems Inc.

San Jose, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-113437 and 333-109840) and Form S-8 (Nos. 333-105368, 333-88684, 333-85720, and 333-32678) of RAE Systems Inc. of our reports dated March 24, 2006, relating to the consolidated financial statements of RAE Systems Inc. and the effectiveness of RAE Systems Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP

San Jose, California

March 30, 2006